UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2018

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6140 Stoneridge Mall Road, Suite 590

Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2018, The Cooper Companies, Inc. (the “Company”) entered into a Separation Agreement and Mutual Release (the “Agreement”), effective April 18, 2018, with Carol R. Kaufman, which provides for her resignation as Executive Vice President, Secretary, Chief Administrative Officer and Chief Governance Officer, effective April 30, 2018. Ms. Kaufman will remain employed by the Company as an advisor through December 31, 2018 when she retires. The Agreement provides that Ms. Kaufman will continue to receive her current salary through December 31, 2018. The Agreement also provides that Ms. Kaufman will receive a payment of $711,810.60 on or before March 15, 2019. The Agreement also provides that the Company will pay Ms. Kaufman an amount equal to the sum of one-half (1/2) of her bonus for fiscal 2018 under the Company’s Incentive Payment Plan (the “IPP”) at actual performance and one-half (1/2) of her bonus for fiscal 2018 under the IPP at the greater of actual or target achievement, with such payment to be made on the date the 2018 IPP bonus is paid to other eligible employees but in no event later than March 15, 2019.

The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending April 30, 2018.

With Ms. Kaufman’s resignation, the roles of Chief Administrative Officer and Chief Governance Officer will not be filled and the reporting structure for the global administrative functions will be realigned within the existing senior leadership team.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

Dated: April 16, 2018	By:	/s/ Albert G. White, III
Albert G. White, III
Executive Vice President, Chief Financial Officer and Chief Strategy Officer